UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, NY  10105
(Address of principal executive offices)
(Zip Code)
(212) 969-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 23, 2020, Alpha Units Holdings, Inc., a wholly-owned subsidiary of Equitable Holdings, Inc. and the sole shareholder of AllianceBernstein Corporation (the “Corporation”), the general partner of AllianceBernstein L.P. ("ABLP") and AllianceBernstein Holding L.P. (together with ABLP and the Corporation, "AB") determined that, effective immediately, Bertram L. Scott is joining the Board of Directors (the “Board”) of the Corporation.

Additionally, the Board determined that Mr. Scott will join the Compensation and Workplace Practices Committee, effective immediately.

AB is furnishing a news release (“BOD Release”) issued on September 23, 2020 attached hereto as Exhibit 99.01.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.01    BOD Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: September 23, 2020	By:	/s/ David Lesser
David Lesser Corporate Secretary